Consent of Independent Certified Public Accountants

     We have issued our report dated September 13, 1996 accompanying the financial statements of Insured Municipals Income Trust, 164th Insured Multi-Series as of July 31, 1996, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
November 22, 1996